Exhibit 99.1
SolarWinds Announces Fourth Quarter and Full Year 2023 Results
AUSTIN, Texas - February 8, 2024 - SolarWinds Corporation (NYSE: SWI), a leading provider of simple, powerful, secure observability and IT management software, today reported results for its fourth quarter and full year ended December 31, 2023.
Fourth Quarter 2023 Financial Highlights
•Total revenue for the fourth quarter of $198.1 million, representing 6% year-over-year growth, and total recurring revenue representing 92% of total revenue.
•Net loss for the fourth quarter of $0.6 million.
•Adjusted EBITDA for the fourth quarter of $87.0 million, representing a margin of 44% of total revenue and 17% year-over-year growth.
Full Year 2023 Financial Highlights
•Total revenue for the full year of $758.7 million, representing 5% year-over-year growth, and total recurring revenue representing 92% of total revenue.
•Net loss for the full year of $9.1 million.
•Adjusted EBITDA for the full year of $328.6 million, representing a margin of 43% of total revenue and 17% year-over-year growth.
•Subscription Annual Recurring Revenue (ARR) of $233.2 million, representing year-over-year growth of 34%, and Total ARR of $684.1 million, representing year-over-year growth of 8%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We are pleased to finish the year with fourth quarter and full-year revenue and adjusted EBITDA results that exceeded our guidance, while also expanding our margins” said Sudhakar Ramakrishna, President and Chief Executive Officer of SolarWinds. “Our year-over-year growth in full-year revenue, total ARR, subscription revenue, and adjusted EBITDA represent significant progress towards the priorities we set forth at the beginning of 2023, including our subscription-first strategy, continued focus on customer success and retention, innovation on the SolarWinds Platform, and strong operating discipline. In 2024, we intend to accelerate the execution and progress towards our established priorities.”
Recent Business Highlights
•In October, SolarWinds announced findings from its Service Desk Customer Report, including that the average SolarWinds Service Desk customer saved 23 hours a week due to reduced ticket volumes.
•In November, SolarWinds announced SolarWinds Database Observability, which provides full visibility into databases to increase the performance, scalability, and efficiency of digital services and applications.
•At AWS re:Invent 2023, SolarWinds unveiled the latest enhancements to SolarWinds Observability, including support for OpenTelemetry, new Kubernetes® application-centric intelligence, and the addition of cloud-enabled open-source and No-SQL database observability capabilities.
•SolarWinds appeared in the Gartner Market Guide for IT Service Management Platforms, 2023 report and as a “Contender” for the first time in the Forrester Wave for Enterprise Service Management, 2023 report.
•SolarWinds received several industry awards and recognitions in the fourth quarter, including Tech Ascension DevOps Innovation of the Year; Business Intelligence Product of the Year for IT Service Management; IT Security Awards 2023 winner in the Cloud Security category for Secure by Design; Cloud Awards finalist for Best Hybrid Cloud Solution; Dev Insider 2023 Awards silver winner in the observability category; Public Relations Department of the Year in the BIG Public Relations & Marketing Excellence Awards; and IP Insider 2023 Awards gold winner in the network monitoring category.

•In January 2024, SolarWinds refinanced its first lien term loans and decreased the applicable margin for its secured overnight financing rate (“SOFR”) borrowings.
Balance Sheet
At December 31, 2023, total cash and cash equivalents and short-term investments were $289.2 million and total debt was $1.2 billion.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its annual report on Form 10-K for the period. Information about SolarWinds' use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Financial Outlook
As of February 8, 2024, SolarWinds is providing its financial outlook for the first quarter and full year of 2024. The financial information below represents forward-looking non-GAAP financial information, including an estimate of adjusted EBITDA and non-GAAP diluted earnings per share. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization, certain expenses related to the cyberattack that occurred in December 2020 (the “Cyber Incident”), restructuring costs, and other costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for First Quarter of 2024
SolarWinds’ management currently expects to achieve the following results for the first quarter of 2024:
•Total revenue in the range of $187 to $192 million, representing growth of approximately 2% over the first quarter of 2023 total revenue at the midpoint of the range.
•Adjusted EBITDA of approximately $81.5 to $84.5 million, representing growth of approximately 7% over the first quarter of 2023 adjusted EBITDA at the midpoint of the range.
•Non-GAAP diluted earnings per share of $0.20 to $0.22.
•Weighted average outstanding diluted shares of approximately 171.3 million.
Financial Outlook for Full Year of 2024
SolarWinds’ management currently expects to achieve the following results for the full year of 2024:
•Total revenue in the range of $771 to $786 million, representing growth of approximately 3% over the full year of 2023 total revenue at the midpoint of the range.
•Adjusted EBITDA of approximately $350 to $360 million, representing growth of approximately 8% over the full year of 2023 adjusted EBITDA at the midpoint of the range.
•Non-GAAP diluted earnings per share of $0.95 to $1.00.
•Weighted average outstanding diluted shares of approximately 173.2 million.
Additional details on the company's outlook will be provided on the conference call.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, business, and business outlook at 7:30 a.m. CT (8:30 a.m. ET/5:30 a.m. PT). A live webcast of the call and materials presented during the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at +1 (888) 510-2008 and internationally at +1 (646) 960-0306. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 2975715. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and the full year 2024. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the Cyber Incident, including with respect to (1) litigation and investigation risks related to the Cyber Incident, including as a result of the pending civil complaint filed by the Securities and Exchange Commission against us and our Chief Information Security Officer, including that we may incur significant costs in defending ourselves and may be unsuccessful in doing so, resulting in exposure to potential penalties, judgements, fines, settlement-related costs, and penalties and other costs and liabilities related thereto, (2) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident, SolarWinds’ response thereto or litigation related to the Cyber Incident may result in the loss of business as a result of termination or non-renewal of agreements, or reduced purchases or upgrades of our products, reputational damage adversely affecting customer, partner, and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation, and the incurrence of other liabilities and risks related to the impact of any such costs and liabilities, and (3) the possibility that our steps to secure our internal environment, improve our product development environment, and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against future threat actors or attacks, or be perceived by existing and prospective customers as sufficient to address the harm caused by the Cyber Incident; (b) other risks related to cybersecurity, including that we may experience other security incidents or have vulnerabilities in our systems and services exploited, whether through the actions or inactions of our employees, our customers, insider threats, or otherwise, which may result in compromises or breaches of our and our customers’ systems, or theft or misappropriation of our and our customers’ confidential, proprietary, or personal information, as well as exposure to legal and other liabilities, including the related risk of higher customer, employee, and partner attrition and the loss of key personnel, as well as negative impacts to our sales, renewals, and upgrades; (c) risks related to the evolving breadth of our sales motion and challenges, investments, and additional costs associated with increased selling efforts toward enterprise customers and adopting a subscription-first approach; (d) risks relating to increased investments in, and the timing and success of, our ongoing transformation from monitoring to observability; (e) risks related to any shifts in our revenue mix and the timing of how we recognize revenue as we transition to subscription; (f) risks related to using artificial intelligence ("AI”) in our business and our solutions, including risks related to evolving regulation of artificial intelligence, machine learning, and the receipt, collection, storage, processing, and transfer of data as well as the threat of cyberattacks created through AI or leveraging AI; (g) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (h) any of the following factors either generally or as a result of the impacts of global macroeconomic conditions, including the wars in Israel and Ukraine, geopolitical tensions involving China, disruptions in the global supply chain and energy markets, inflation, uncertainty over liquidity concerns in the broader financial services industry, foreign currency exchange rates, and the effects of the global COVID pandemic or other public health crisis on the global economy, or on our business operations and financial condition, or on the business operations and financial conditions of our customers, their end-customers, and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers, and our prospective customers, (2) the inability to sell products to new customers, or to sell additional products or upgrades to our existing customers, or to convert our maintenance customers to subscription products, (3) any decline in our renewal or net retention rates, or any delay or loss of U.S. government sales, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades, or pricing model changes by us or our competitors, (6) changes in interest rates, (7) risks associated with our international operations and any international expansion efforts, and (8) ongoing sanctions and export controls; (i) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our infrastructure, product offerings, and sales motion in order to support additional growth in our business; (j) our ability to compete effectively in the markets we serve and the risks of increased competition as we enter new markets; (k) our ability to attract, retain, and motivate employees; (l) any violation of legal and regulatory requirements or any misconduct by our employees or partners; (m) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (n) risks associated with our status as a controlled company; and (o) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 22, 2023, our Quarterly Reports on Form 10-Q, and our Annual Report on Form 10-K for the year ended December 31, 2023, that we anticipate filing on or before March 15, 2024. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that investors and security analysts use these non-GAAP financial measures to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures, and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins excluding such items as amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs, restructuring costs, Cyber Incident costs, and goodwill and indefinite-lived asset impairment. Management believes these measures are useful for the following reasons:

•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions, including our acquired technologies. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions, and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Acquisition and Other Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance, and retention expense. In addition, we exclude certain other non-recurring costs, including internal investigation costs. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs, allows users of our financial statements to better review and understand the historical and current results of our operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs, such as severance, lease impairments and other costs incurred in connection with the exiting of certain leased facilities, and other contracts as they relate to our corporate restructuring and exit activities, and costs related to the separation of employment with executives of the Company. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Cyber Incident Costs. We exclude certain expenses resulting from the Cyber Incident. Expenses include costs to investigate and remediate the Cyber Incident, costs of lawsuits and investigations related thereto, including settlement costs and legal and other professional services, consulting services being provided to customers at no charge, and estimated loss contingencies. Cyber Incident costs are provided net of expected and received insurance reimbursements, although the timing of recognizing insurance reimbursements has differed from the timing of recognizing the associated expenses. We expect to incur significant legal and other professional services expenses associated with the Cyber Incident in future periods. The Cyber Incident results in operating expenses that would not have otherwise been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. We continue to invest significantly in cybersecurity and expect to make additional investments. These investments are in addition to the Cyber Incident costs and not included in the net Cyber Incident costs reported.
•Goodwill and Indefinite-Lived Intangible Asset Impairment. We provide non-GAAP information that excludes non-cash goodwill and indefinite-lived intangible asset impairment charges. We believe that providing these non-GAAP measures that exclude these non-cash impairment charges allows users of our financial statements to better review and understand our historical and current operating results. In addition, as a significant portion of our goodwill and indefinite-lived intangible assets were derived from the February 2016 take-private transaction, providing these non-GAAP measures that exclude these impairment charges facilitates comparisons to our peers who may not have undertaken a transformational acquisition resulting in significant goodwill and indefinite-lived intangible assets.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP cost of revenue and non-GAAP operating income, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding diluted common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income (loss), excluding amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, Cyber Incident costs, net, goodwill and indefinite-lived intangible asset impairment, interest expense, net, debt-related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of restructuring impairment charges related to exited leased facilities which may continue to require future cash rent payments; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, restructuring costs, Cyber Incident costs, net, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Other Defined Terms
Subscription Annual Recurring Revenue (Subscription ARR). Subscription ARR represents the annualized recurring value of all active subscription contracts at the end of a reporting period.
Total Annual Recurring Revenue (Total ARR). Total ARR represents the sum of Subscription ARR and the annualized value of all maintenance contracts related to perpetual licenses active at the end of a reporting period.
We use Subscription ARR and Total ARR to better understand and assess the performance of our business, as our mix of revenue generated from recurring revenue has increased in recent years. Subscription ARR and Total ARR each provides a normalized view of customer retention, renewal and expansion, as well as growth from new customers. Subscription ARR and Total ARR should each be viewed independently of revenue and deferred revenue and are not intended to be combined with or to replace either of those items.
#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of simple, powerful, secure observability and IT management software built to enable customers to accelerate their digital transformation. Our solutions provide organizations worldwide—regardless of type, size, or complexity—with a comprehensive and unified view of today’s modern, distributed, and hybrid network environments. We continuously engage IT service and operations professionals, DevOps and SecOps professionals, and Database Administrators (DBAs) to understand the challenges they face in maintaining high-performing and highly available IT infrastructures, applications, and environments. The insights we gain from them, in places like our THWACK® community, allow us to address customers’ needs now, and in the future. Our focus on the user and our commitment to excellence in end-to-end hybrid IT management have established SolarWinds as a worldwide leader in solutions for observability, IT service management, application performance, and database management. Learn more today at www.solarwinds.com.
The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.
© 2024 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Media:	Investors:
Jenne Barbour Phone: 512.498.6804 Media: pr@solarwinds.com	Tim Karaca Phone: 512.498.6739 Investors: ir@solarwinds.com

SolarWinds Corporation
Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$284,695	$121,738
Short-term investments	4,477	27,114
Accounts receivable, net of allowances of $743 and $1,173 as of December 31, 2023 and 2022, respectively	103,455	100,204
Income tax receivable	459	987
Prepaid and other current assets	28,241	57,350
Total current assets	421,327	307,393
Property and equipment, net	19,669	26,634
Operating lease assets	43,776	61,418
Deferred taxes	133,224	134,922
Goodwill	2,397,545	2,380,059
Intangible assets, net	183,688	243,980
Other assets, net	51,686	45,600
Total assets	$3,250,915	$3,200,006
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,701	$14,045
Accrued liabilities and other	56,643	68,284
Current operating lease liabilities	14,925	15,005
Accrued interest payable	942	579
Income taxes payable	29,240	11,841
Current portion of deferred revenue	344,907	337,541
Current debt obligation	12,450	9,338
Total current liabilities	468,808	456,633
Long-term liabilities:
Deferred revenue, net of current portion	42,070	38,945
Non-current deferred taxes	1,933	8,582
Non-current operating lease liabilities	49,848	59,235
Other long-term liabilities	55,278	74,193
Long-term debt, net of current portion	1,190,934	1,192,765
Total liabilities	1,808,871	1,830,353
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 166,637,506 and 161,928,532 shares issued and outstanding as of December 31, 2023 and 2022, respectively	167	162
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Additional paid-in capital	2,688,854	2,627,370
Accumulated other comprehensive loss	(28,103)	(48,114)
Accumulated deficit	(1,218,874)	(1,209,765)
Total stockholders’ equity	1,442,044	1,369,653
Total liabilities and stockholders’ equity	$3,250,915	$3,200,006

SolarWinds Corporation
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue:
Subscription	$67,726	$49,701	$234,236	$167,676
Maintenance	115,123	115,053	462,072	458,901
Total recurring revenue	182,849	164,754	696,308	626,577
License	15,290	22,315	62,432	92,790
Total revenue	198,139	187,069	758,740	719,367
Cost of revenue:
Cost of recurring revenue	18,752	17,994	73,636	67,848
Amortization of acquired technologies	3,096	3,632	13,369	28,135
Total cost of revenue	21,848	21,626	87,005	95,983
Gross profit	176,291	165,443	671,735	623,384
Operating expenses:
Sales and marketing	63,836	67,274	249,265	257,746
Research and development	24,993	24,238	100,173	92,330
General and administrative	32,596	32,956	123,716	149,461
Amortization of acquired intangibles	11,496	12,938	48,208	52,325
Goodwill impairment	—	—	—	891,101
Total operating expenses	132,921	137,406	521,362	1,442,963
Operating income (loss)	43,370	28,037	150,373	(819,579)
Other income (expense):
Interest expense, net	(28,510)	(25,705)	(115,848)	(83,374)
Other expense, net	(189)	(3,213)	(386)	(5,074)
Total other expense	(28,699)	(28,918)	(116,234)	(88,448)
Income (loss) before income taxes	14,671	(881)	34,139	(908,027)
Income tax expense	15,247	9,530	43,248	21,386
Net loss	$(576)	$(10,411)	$(9,109)	$(929,413)
Net loss available to common stockholders	$(576)	$(10,411)	$(9,109)	$(929,413)
Net loss available to common stockholders per share:
Basic loss per share	$—	$(0.06)	$(0.06)	$(5.78)
Diluted loss per share	$—	$(0.06)	$(0.06)	$(5.78)
Weighted-average shares used to compute net loss available to common stockholders per share:
Shares used in computation of basic loss per share	166,239	161,721	164,631	160,841
Shares used in computation of diluted loss per share	166,239	161,721	164,631	160,841

SolarWinds Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(9,109)	$(929,413)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	82,198	94,981
Goodwill and indefinite-lived intangible asset impairment	—	906,350
Provision for losses on accounts receivable	(389)	951
Stock-based compensation expense	75,727	67,050
Amortization of debt issuance costs	10,718	9,056
Loss on extinguishment of debt	—	3,822
Deferred taxes	(1,140)	(6,741)
(Gain) loss on foreign currency exchange rates	(14)	1,525
Lease impairment charges	11,392	—
Other non-cash (benefits) expenses	192	(30)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(1,568)	(6,846)
Income taxes receivable	539	99
Prepaid and other assets	29,391	(28,898)
Accounts payable	(4,357)	6,751
Accrued liabilities and other	(15,339)	25,759
Accrued interest payable	362	426
Income taxes payable	(1,616)	(9,290)
Deferred revenue	6,389	19,689
Other long-term liabilities	89	(735)
Net cash provided by operating activities	183,465	154,506
Cash flows from investing activities
Purchases of investments	(8,388)	(67,133)
Maturities of investments	30,535	39,633
Purchases of property and equipment	(4,353)	(7,463)
Capitalized software development costs	(13,674)	(13,037)
Purchases of intangible assets	(244)	(250)
Acquisitions, net of cash acquired	—	(6,500)
Other investing activities	564	437
Net cash provided by (used in) investing activities	4,440	(54,313)
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	3,377	3,151
Repurchase of common stock and incentive restricted stock	(18,830)	(11,130)
Exercise of stock options	143	59
Repayments of borrowings from credit agreement	(9,338)	(664,350)
Payment of debt issuance costs	—	(36,925)
Net cash used in financing activities	(24,648)	(709,195)
Effect of exchange rate changes on cash and cash equivalents	(300)	(1,376)

	Twelve Months Ended December 31,
	2023	2022
Net increase (decrease) in cash and cash equivalents	162,957	(610,378)
Cash and cash equivalents
Beginning of period	121,738	732,116
End of period	$284,695	$121,738

Supplemental disclosure of cash flow information
Cash paid for interest	$111,861	$79,614
Cash paid for income taxes	$40,964	$33,117

Non-cash investing and financing transactions
Stock-based compensation included in capitalized software development costs	$1,246	$1,171

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

	(in thousands, except margin and per share data)
GAAP cost of revenue	$21,848	$21,626	$87,005	$95,983
Stock-based compensation expense and related employer-paid payroll taxes	(496)	(491)	(2,085)	(2,077)
Amortization of acquired technologies	(3,096)	(3,632)	(13,369)	(28,135)
Restructuring costs	—	—	(377)	—
Cyber Incident costs	—	(9)	—	(178)
Non-GAAP cost of revenue	$18,256	$17,494	$71,174	$65,593

GAAP gross profit	$176,291	$165,443	$671,735	$623,384
Stock-based compensation expense and related employer-paid payroll taxes	496	491	2,085	2,077
Amortization of acquired technologies	3,096	3,632	13,369	28,135
Restructuring costs	—	—	377	—
Cyber Incident costs	—	9	—	178
Non-GAAP gross profit	$179,883	$169,575	$687,566	$653,774
GAAP gross margin	89.0%	88.4%	88.5%	86.7%
Non-GAAP gross margin	90.8%	90.6%	90.6%	90.9%

GAAP sales and marketing expense	$63,836	$67,274	$249,265	$257,746
Stock-based compensation expense and related employer-paid payroll taxes	(7,482)	(5,810)	(26,444)	(22,597)
Acquisition and other costs	(12)	—	(225)	—
Restructuring costs	—	—	(2,857)	(163)
Cyber Incident costs	—	—	—	(130)
Non-GAAP sales and marketing expense	$56,342	$61,464	$219,739	$234,856

GAAP research and development expense	$24,993	$24,238	$100,173	$92,330
Stock-based compensation expense and related employer-paid payroll taxes	(1,887)	(2,860)	(11,659)	(11,230)
Restructuring costs	(148)	—	(2,093)	—
Cyber Incident costs	—	—	—	(2)
Non-GAAP research and development expense	$22,958	$21,378	$86,421	$81,098

GAAP general and administrative expense	$32,596	$32,956	$123,716	$149,461
Stock-based compensation expense and related employer-paid payroll taxes	(10,951)	(7,391)	(37,215)	(32,117)
Acquisition and other costs	(672)	(108)	(2,387)	(540)
Restructuring costs	114	(90)	(14,921)	(1,400)
Cyber Incident costs, net	(2,205)	(5,931)	2,084	(25,923)
Goodwill and indefinite-lived intangible asset impairment	—	—	—	(15,249)
Non-GAAP general and administrative expense	$18,882	$19,436	$71,277	$74,232

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

	(in thousands, except margin and per share data)
GAAP operating expenses	$132,921	$137,406	$521,362	$1,442,963
Stock-based compensation expense and related employer-paid payroll taxes	(20,320)	(16,061)	(75,318)	(65,944)
Amortization of acquired intangibles	(11,496)	(12,938)	(48,208)	(52,325)
Acquisition and other costs	(684)	(108)	(2,612)	(540)
Restructuring costs	(34)	(90)	(19,871)	(1,563)
Cyber Incident costs, net	(2,205)	(5,931)	2,084	(26,055)
Goodwill and indefinite-lived intangible asset impairment	—	—	—	(906,350)
Non-GAAP operating expenses	$98,182	$102,278	$377,437	$390,186

GAAP operating income (loss)	$43,370	$28,037	$150,373	$(819,579)
Stock-based compensation expense and related employer-paid payroll taxes	20,816	16,552	77,403	68,021
Amortization of acquired technologies	3,096	3,632	13,369	28,135
Amortization of acquired intangibles	11,496	12,938	48,208	52,325
Acquisition and other costs	684	108	2,612	540
Restructuring costs	34	90	20,248	1,563
Cyber Incident costs, net	2,205	5,940	(2,084)	26,233
Goodwill and indefinite-lived intangible asset impairment	—	—	—	906,350
Non-GAAP operating income	$81,701	$67,297	$310,129	$263,588
GAAP operating margin	21.9%	15.0%	19.8%	(113.9)%
Non-GAAP operating margin	41.2%	36.0%	40.9%	36.6%

GAAP net loss	$(576)	$(10,411)	$(9,109)	$(929,413)
Stock-based compensation expense and related employer-paid payroll taxes	20,816	16,552	77,403	68,021
Amortization of acquired technologies	3,096	3,632	13,369	28,135
Amortization of acquired intangibles	11,496	12,938	48,208	52,325
Acquisition and other costs	684	108	2,612	540
Restructuring costs	34	90	20,248	1,523
Cyber Incident costs, net	2,205	5,940	(2,084)	26,233
Goodwill and indefinite-lived intangible asset impairment	—	—	—	906,350
Loss on extinguishment of debt	—	1,892	—	3,822
Tax (benefits) expense associated with above adjustments	1,729	(560)	(6,201)	(23,708)
Non-GAAP net income	$39,484	$30,181	$144,446	$133,828

GAAP diluted loss per share	$—	$(0.06)	$(0.06)	$(5.78)
Non-GAAP diluted earnings per share	$0.24	$0.19	$0.88	$0.83

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

	(in thousands, except margin data)
Net loss	$(576)	$(10,411)	$(9,109)	$(929,413)
Amortization and depreciation	19,387	20,874	80,023	94,981
Income tax expense	15,247	9,530	43,248	21,386
Interest expense, net	28,510	25,705	115,848	83,374
Unrealized foreign currency (gains) losses	600	2,423	(14)	1,525
Acquisition and other costs	684	108	2,612	540
Debt-related costs(1)	99	3,687	400	5,909
Stock-based compensation expense and related employer-paid payroll taxes	20,816	16,552	77,403	68,021
Restructuring costs(2)	34	90	20,248	1,523
Cyber Incident costs, net	2,205	5,940	(2,084)	26,233
Goodwill and indefinite-lived intangible asset impairment	—	—	—	906,350
Adjusted EBITDA	$87,006	$74,498	$328,575	$280,429
Adjusted EBITDA margin	43.9%	39.8%	43.3%	39.0%
________
(1)Debt-related costs for the three and twelve months ended December 31, 2022 include losses on extinguishments of debt of $1.9 million and $3.8 million, respectively.
(2)Restructuring costs for the twelve months ended December 31, 2023 includes $13.6 million of non-cash lease impairment and other accelerated depreciation expense incurred in connection with the exiting of certain leased facilities.

Reconciliation of Revenue to Non-GAAP Revenue
on a Constant Currency Basis
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	Growth Rate	2023	2022	Growth Rate

	(in thousands, except percentages)
Total GAAP revenue	$198,139	$187,069	5.9%	$758,740	$719,367	5.5%
Estimated foreign currency impact(1)	(1,499)	—	(0.8)	(1,703)	—	(0.2)
Non-GAAP total revenue on a constant currency basis	$196,640	$187,069	5.1%	$757,037	$719,367	5.2%
________
(1)The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and twelve months ended December 31, 2023.

Reconciliation of Unlevered Free Cash Flow
(Unaudited)

	Twelve Months Ended December 31,
	2023	2022

	(in thousands)
Net cash provided by operating activities	$183,465	$154,506
Capital expenditures(1)	(18,271)	(20,750)
Free cash flow	165,194	133,756
Cash paid for interest and other debt related items	105,168	75,978
Cash paid for acquisition and other costs, restructuring costs, Cyber Incident costs, net, employer-paid payroll taxes on stock awards and other one-time items	13,194	33,498
Unlevered free cash flow (excluding forfeited tax shield)	283,556	243,232
Forfeited tax shield related to interest payments(2)	(29,084)	(19,505)
Unlevered free cash flow	$254,472	$223,727
_______________
(1)Includes purchases of property and equipment, capitalized software development costs and purchases of intangible assets.
(2)Forfeited tax shield related to interest payments assumes a statutory rate of 26.0% for the twelve months ended December 31, 2023 and 24.5% for the twelve months ended December 31, 2022.